                                       March 14, 2006

                             Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
      the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2005 through February 2006
                             Distribution Date: March 27, 2006

        Capitalized terms used in this Quarterly Servicer's Certificate have their respective meanings set forth in the Transition Property Servicing Agreement.

        In WITNESS WHEREOF, the undersigned has duly executed and delivered this Quarterly
Servicer's Certificate this 21st day of March, 2006.

                             SOUTHERN CALIFORNIA EDISON COMPANY, as Servicer

                                    By:     /s/ Mary C. Simpson
                                            ---------------------------------------------
                                            Mary C. Simpson

                                    Title:  Assistant Treasurer
                                            ---------------------------------------------

1.  Distribution of Principal per $1,000 of Original Principal Amount
                                                                        Principal Payment
                                                                          per $1,000 of
                                                                       Original Principal
                        Original Principal        Principal Payment          Amount
                                (A)                      (B)             (B /A x 1,000)
-------------------------------------------------------------------------------------------

    a.  Class A-1       $  246,300,000.00          $         -            $         -
    b.  Class A-2          307,251,868.00                    -                      -
    c.  Class A-3          247,840,798.00                    -                      -
    d.  Class A-4          246,030,125.00                    -                      -
    e.  Class A-5          360,644,658.00                   -                       -
    f.  Class A-6          739,988,148.00          62,138,169.00            83.97184356
    g.  Class A-7          314,944,403.00                    -                      -

2.  Distribution of Interest per $1,000 of Original Principal Amount
                                                                      Interest Payment per
                                                                       $1,000 of Original
                        Original Principal        Interest Payment      Principal Amount
                                (A)                      (B)             (B / A x 1,000)
-------------------------------------------------------------------------------------------

    a.  Class A-1       $  246,300,000.00          $         -            $         -
    b.  Class A-2          307,251,868.00                    -                      -
    c.  Class A-3          247,840,798.00                    -                      -
    d.  Class A-4          246,030,125.00                    -                      -
    e.  Class A-5          360,644,658.00                    -                      -
    f.  Class A-6          739,988,148.00            2,833,606.77            3.82925967
    g.  Class A-7          314,944,403.00            5,054,857.67           16.05000001

Page 2 of 3                                                            March 14, 2006

                             Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
      the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2005 through February 2006
                             Distribution Date: March 27, 2006

3.  As of this Payment Date
    a.  Required Overcollateralization Level                                 $  10,159,875.00
    b.  Required Capital Level                                                  12,215,000.00
    c.  Outstanding principal balance of Series 1997-1 Notes
        i. prior to giving effect to any payments made on this Payment Date    492,600,000.00
        ii.per Expected Amortization Schedule                                  430,461,831.00

4.  Amounts available for distribution this Payment Date:
    a.  Remittances for December 2005 Collection Period                      $  22,202,130.56
    b.  Remittances for January 2006 Collection Period                          22,976,213.49
    c.  Remittances for February 2006 Collection Period                         20,662,337.24
    d.  Net Earnings on Collection Account                                         826,266.58
    e.  General Subaccount Balance (sum of a through d above)                   66,666,947.87
    f.  Reserve Subaccount Balance                                              13,446,333.28
    g.  Overcollateralization Subaccount Balance                                 9,852,000.00
    h.  Capital Subaccount Balance                                              12,215,000.00
    i.  Collection Account Balance (sum of e through h above)                  102,180,281.15

5.  Distribution of amounts remitted:
    a.  Note, Delaware, Certificate Trustee Fees                             $       1,083.33
    b.  Servicing Fees                                                             307,875.00
    c.  Quarterly Administration Fees                                               25,000.00
    d.  Operating Expenses (up to a maximum of $100,000.00)                          7,974.15
    e.  Quarterly Interest                                                       7,888,464.44
    f.  Principal Due and Payable                                                        -
    g.  Quarterly Principal                                                     62,138,169.00
    h.  Operating Expenses in excess of those in d above                                 -
    i.  Deposit to Overcollateralization Subaccount (up to required level)         307,875.00
    j.  Deposit to Capital Subaccount (up to required level)                             -
    k.  Released to the Note Issuer: Net earnings on Collection Account                  -
    l.  Released to the Note Issuer upon Series retirement:
        Overcollateralization Subaccount                                                 -
    m.  Released to the Note Issuer upon Series retirement: Capital Subaccount Balance   -
    n.  Deposit to Reserve Account                                                       -
    o.  Released to Note Issuer upon Series Retirement: Collection Account               -
                                                                            -----------------
        TOTAL                                                               $   70,676,440.92
                                                                            -----------------

6.  For this Payment Date
    a.  Withdrawal, if any, from Reserve Subaccount (including $142,206.31
        in net earnings)                                                    $    4,151,669.36
    b.  Withdrawal, if any, from Overcollateralization Subaccount (including
        $100,787.37 in net earnings)                                               100,787.37
    c.  Withdrawal, if any, from Capital Subaccount (including $126,122.92 in
        net earnings)                                                              126,122.92

Page 3 of 3                                                            March 14, 2006

                             Quarterly Servicer's Certificate
                    (to be delivered pursuant to Section 4.01(d)(ii) of
      the Transition Property Servicing Agreement on or before each Remittance Date)

                      Southern California Edison Company, as Servicer
--------------------------------------------------------------------------------------------------
          CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK SPECIAL PURPOSE TRUST
                                              SCE-1
--------------------------------------------------------------------------------------------------

Pursuant to the Transition Property Servicing Agreement dated as of December 11, 1997 (the
"Transition Property Servicing Agreement") between Southern California Edison Company, as
Servicer, and SCE Funding LLC, as Note Issuer, the Servicer does hereby certify as follows:

                  Collection Periods: December 2005 through February 2006
                             Distribution Date: March 27, 2006

7.  For this Payment Date
    a.  Current Payment Date                   March 25, 2006
    b.  Prior Payment Date*                 December 25, 2005
    c.  30/360 Days in Interest Accrual Period (a-b)       90

8.  Interest due and payable as of this Payment Date

                     Principal Amount
                   (before giving effect                     Interest Due
                     to any payments) Note Interest Rate    for this Period      Interest Paid
                            (A)               (B)          (A x B x 7c /360)      this Period
--------------------------------------------------------------------------------------------------

    a.  Class A-1     $           -          5.98%          $         -          $       -
    b.  Class A-2                 -          6.14%                    -                  -
    c.  Class A-3                 -          6.17%                    -                  -
    d.  Class A-4                 -          6.22%                    -                  -
    e.  Class A-5                 -          6.28%                    -                  -
    f.  Class A-6       177,655,597.00       6.38%            2,833,606.77       2,833,606.77
    g.  Class A-7       314,944,403.00       6.42%            5,054,857.67       5,054,857.67

9.  Principal amount as of this Payment Date
                                                                              Difference Between
                                                                                  Outstanding
                                                                               Principal Amount
                     Principal Amount                      Principal Amount    and Amount Shown
                   (before giving effect                (after giving effect to   on Expected
                     to any payments)  Principal Payment     any payments)       Amortization
                            (A)               (B)                (A-B)             Schedule
--------------------------------------------------------------------------------------------------

    a.  Class A-1     $           -       $        -      $           -         $        -
    b.  Class A-2                 -                -                  -                  -
    c.  Class A-3                 -                -                  -                  -
    d.  Class A-4                 -                -                  -                  -
    e.  Class A-5                 -                -                  -                  -
    f.  Class A-6       177,655,597.00    62,138,169.00     115,517,428.00               -
    g.  Class A-7       314,944,403.00             -        314,944,403.00               -
                                                            --------------
                                                   Total   $430,461,831.00
                                                           ---------------
        Projected outstanding balance of Series 1997-1     $430,461,831.00
                                                           ---------------

10. Ending balance this Payment Date:
    a.  Reserve Subaccount                $ 9,436,840.23
    b.  Overcollateralization Subaccount   10,159,875.00
    c.  Capital Subaccount                 12,215,000.00

* or Series issuance Date in the case of the first payment date.